Exhibit 99.1

UNITED CONTINENTAL HOLDINGS REPORTS

NOVEMBER 2011 OPERATIONAL PERFORMANCE

FOR UNITED AND CONTINENTAL

CHICAGO, Dec. 7, 2011 – United Continental Holdings, Inc. (NYSE: UAL) today reported November 2011 operational results for its United Airlines and Continental Airlines units.

United and Continental’s combined consolidated traffic (revenue passenger miles) in November 2011 decreased 3.6 percent versus November 2010 results on a combined consolidated capacity (available seat miles) decrease of 4.0 percent. The carriers’ combined consolidated load factor in November 2011 increased 0.3 points compared to the same period last year.

United and Continental’s November 2011 combined consolidated and mainline passenger revenue per available seat mile (PRASM) increased an estimated 10.5 to 11.5 percent and 9.5 to 10.5 percent, respectively, as compared to November 2010. United and Continental’s final October 2011 combined consolidated year-over-year PRASM growth was 9.1 percent, slightly below the estimated range previously provided.

About United Continental Holdings, Inc.

United Continental Holdings, Inc. (NYSE: UAL) is the holding company for both United Airlines and Continental Airlines. Together with United Express, Continental Express and Continental Connection, these airlines operate an average of 5,717 flights a day to 376 airports on six continents from their hubs in Chicago, Cleveland, Denver, Guam, Houston, Los Angeles, New York/Newark Liberty, San Francisco, Tokyo and Washington, D.C. United and Continental are members of Star Alliance, which offers more than 21,200 daily flights to 1,185 airports in 185 countries. United and Continental’s more than 80,000 employees reside in every U.S. state and in many countries around the world. For more information about United Continental Holdings, Inc., go to UnitedContinentalHoldings.com. For more information about the airlines, see united.com and continental.com or follow United on Twitter and Facebook.

(more)

UAL REPORTS NOVEMBER 2011 OPERATIONAL PERFORMANCE/Page 2

UAL Preliminary Operational Results

	November				Year-to-Date
	2011	2010	Change		2011	2010	Change
REVENUE PASSENGER MILES (000)
Domestic	7,238,625	7,671,087	(5.6)%		87,317,293	89,649,698	(2.6)%

International	6,306,534	6,449,179	(2.2)%		79,711,493	80,002,839	(0.4)%
Atlantic	2,704,953	2,819,748	(4.1)%		36,390,111	36,755,592	(1.0)%
Pacific	2,448,408	2,492,632	(1.8)%		28,734,165	29,140,745	(1.4)%
Latin	1,153,173	1,136,799	1.4%		14,587,217	14,106,502	3.4%

Mainline	13,545,159	14,120,266	(4.1)%		167,028,786	169,652,537	(1.5)%
Regional	2,017,593	2,029,045	(0.6)%		23,619,783	23,891,607	(1.1)%
Consolidated	15,562,752	16,149,311	(3.6)%		190,648,569	193,544,144	(1.5)%

AVAILABLE SEAT MILES (000)
Domestic	8,577,653	9,240,107	(7.2)%		102,422,962	105,398,600	(2.8)%

International	8,019,554	8,085,335	(0.8)%		98,994,955	96,574,173	2.5%
Atlantic	3,498,742	3,642,740	(4.0)%		45,491,362	44,458,287	2.3%
Pacific	3,061,718	2,970,770	3.1%		35,047,304	34,607,293	1.3%
Latin	1,459,094	1,471,825	(0.9)%		18,456,289	17,508,593	5.4%

Mainline	16,597,207	17,325,442	(4.2)%		201,417,917	201,972,773	(0.3)%
Regional	2,560,015	2,629,602	(2.6)%		30,313,890	30,313,033	0.0%
Consolidated	19,157,222	19,955,044	(4.0)%		231,731,807	232,285,806	(0.2)%

PASSENGER LOAD FACTOR
Domestic	84.4%	83.0%	1.40	pts	85.3%	85.1%	0.2	pts

International	78.6%	79.8%	(1.2	)pts	80.5%	82.8%	(2.3	)pts
Atlantic	77.3%	77.4%	(0.1	)pts	80.0%	82.7%	(2.7	)pts
Pacific	80.0%	83.9%	(3.9	)pts	82.0%	84.2%	(2.2	)pts
Latin	79.0%	77.2%	1.8	pts	79.0%	80.6%	(1.6	)pts

Mainline	81.6%	81.5%	0.1	pts	82.9%	84.0%	(1.1	)pts
Regional	78.8%	77.2%	1.6	pts	77.9%	78.8%	(0.9	)pts
Consolidated	81.2%	80.9%	0.3	pts	82.3%	83.3%	(1.0	)pt

ONBOARD PASSENGERS
Mainline	7,341	7,830	(6.2)%		88,580	91,401	(3.1)%
Regional	3,596	3,654	(1.6)%		41,661	42,437	(1.8)%
Consolidated	10,937	11,484	(4.8)%		130,241	133,838	(2.7)%

CARGO REVENUE TON MILES (000)
Total	208,036	242,831	(14.3)%		2,421,708	2,759,157	(12.2)%

(more)

UAL REPORTS NOVEMBER 2011 OPERATIONAL PERFORMANCE/Page 3

Preliminary Financial Results

October 2011 year-over-year consolidated PRASM change	9.1%
October 2011 year-over-year mainline PRASM change	8.3%
November 2011 estimated year-over-year consolidated PRASM change	10.5 – 11.5%
November 2011 estimated year-over-year mainline PRASM change	9.5 –10.5%
November 2011 estimated consolidated average price per gallon of fuel, including fuel taxes	3.22 Dollars
Fourth Quarter 2011 estimated consolidated average price per gallon of fuel, including fuel taxes	3.21 Dollars

Preliminary November Operational Results for United and Continental

United Airlines	2011	2010	Change
On-Time Performance[1]	82.9%	91.4%	(8.5	) pts
Completion Factor[2]	99.3%	99.6%	(0.3	) pts
Continental Airlines	2011	2010	Change
On-Time Performance[1]	82.2%	83.6%	(1.4	)pts
Completion Factor[2]	99.7%	99.7%	0.0	pts

[1]	Based on domestic mainline scheduled flights arriving within 14 minutes of scheduled arrival time, according to data published in the DOT Air Travel Consumer Report.
[2]	Mainline Completion Percentage

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A., Risk Factors of our Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC. Consequently, forward-looking statements should not be regarded as representations or warranties by us that such matters will be realized.

###